July 30, 2015 Second Quarter 2015 Financial Results

July 30, 2015 1 Forward-Looking Statements Statements contained in this presentation about future performance, including, without limitation, operating results, asset and rate base growth, capital expenditures, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10- K, most recent form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation.

Second Quarter Earnings Summary

	Q2 2015	Q2 2014	Variance
Core Earnings Per Share (EPS)[1]			
SCE	$1.18	$1.11	$0.07
EIX Parent & Other	(0.02)	(0.03)	0.01
Core EPS[1]	$1.16	**$1.08**	$0.08
Non-Core Items[2]			
SCE	$ –	$ –	$ –
EIX Parent & Other	–	–	–
Discontinued Operations	–	0.56	(0.56)
Total Non-Core	$ –	**$0.56**	$(0.56)
Basic EPS	$1.16	**$1.64**	$(0.48)
Diluted EPS	**$1.15**	**$1.63**	**$(0.48)**

SCE Key Core EPS Drivers		
Lower revenue[3,4]		$(0.03)
- CPUC GRC revenue deferral	(0.09)	
- FERC revenue and other	0.06	
Lower O&M[5]		0.01
Higher depreciation		(0.06)
Lower net financing costs		0.03
Income taxes		0.19
- 2015 change in uncertain tax positions	0.31	
- 2014 change in uncertain tax positions	(0.09)	
- Incremental repair deductions[3]	0.09	
- Lower tax benefits	(0.12)	
Other items		(0.07)
- Generator settlements	(0.03)	
- Higher property taxes[6]	(0.02)	
- Other	(0.02)	
Total		$0.07

EIX Key Core EPS Drivers	
Lower corporate expenses	$0.01

1. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. Non-core items for the quarter ended June 30, 2014, included $0.56 income from discontinued operations related to the EME settlement
3. SCE deferred revenues of $0.09 related to incremental repair deductions pending the outcome of the 2015 GRC
4. Excludes San Onofre revenue of $0.04, which was offset by amortization of regulatory assets of $(0.06) and O&M of $0.02
5. Includes non-San Onofre severance of $0.02 and $0.01 for the quarters ended June 30, 2015 and 2014, respectively
6. Includes San Onofre property tax refund of $0.01 related to replacement steam generators for the quarter ended June 30, 2014

July 30, 2015 2 EDISON INTERNATIONAL

YTD 2015 Earnings Summary

	YTD 2015	YTD 2014	Variance
Core Earnings Per Share (EPS)[1]			
SCE	$2.12	$2.04	$0.08
EIX Parent & Other	(0.06)	(0.06)	–
Core EPS[1]	$2.06	**$1.98**	$0.08
Non-Core Items[2]			
SCE	$ –	$(0.29)	$0.29
EIX Parent & Other	0.02	–	0.02
Discontinued Operations	–	0.49	(0.49)
Total Non-Core	$0.02	**$0.20**	$(0.18)
Basic EPS	$2.08	**$2.18**	$(0.10)
Diluted EPS	**$2.06**	**$2.17**	**$(0.11)**

SCE Key Core EPS Drivers		
Lower revenue[3,4]		$(0.02)
- CPUC GRC revenue deferral	(0.16)	
- FERC revenue and other	0.14	
Higher depreciation		(0.10)
Lower net financing costs		0.05
Income taxes		0.21
- 2015 change in uncertain tax positions	0.31	
- 2014 change in uncertain tax positions	(0.09)	
- Incremental repair deductions[3]	0.16	
- Lower tax benefits	(0.17)	
Other items		(0.06)
- Generator settlements	(0.03)	
- Property taxes and other[5]	(0.03)	
Total[6]		$0.08

1. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. Non-core items for the six months ended June 30, 2014, included $0.29 charge related to San Onofre settlement and $0.49 income from discontinued operations related to the EME settlement and revised tax estimate of EME deconsolidation
3. SCE deferred revenues of $0.16 related to incremental repair deductions pending the outcome of the 2015 GRC
4. Excludes San Onofre revenue of $0.06, which was offset by amortization of regulatory assets of $(0.12), interest expense of $(0.01) and O&M of $0.07
5. Includes San Onofre property tax refund of $0.01 related to replacement steam generators for the six months ended June 30, 2014
6. Includes non-San Onofre severance of $0.02 and $0.01 for the six months ended June 30, 2015 and 2014, respectively

July 30, 2015 3 EDISON INTERNATIONAL®

July 30, 2015 4 CPUC and FERC Cost of Capital 3 4 5 6 7 10/1/12 10/1/13 10/1/14 10/1/15 10/1/16 Rat e (% ) CPUC Adjustment Mechanism Moody’s Baa Utility Index Spot Rate Moving Average (10/1/14 – 4/1/15) = 4.69% 100 basis point +/- Deadband Starting Value – 5.00% CPUC – 48% common equity and Return on Equity (ROE) adjustment mechanism has been extended through 2016 • Weighted average authorized cost of capital – 7.90% • ROE adjustment based on 12-month average of Moody’s Baa utility bond rates, measured from Oct. 1 to Sept. 30 • If index exceeds 100 bps deadband from starting index value, authorized ROE changes by half the difference • Starting index value based on trailing 12 months of Moody’s Baa index as of September 30, 2012 – 5.00% • Application in April 2016 for 2017 Cost of Capital – adjustment mechanism continues in the interim FERC – comparable to CPUC 10.45% ROE • Includes 9.30% base + 50 bps CAISO participation plus project incentives • Moratorium on filing ROE changes expired July 1, 2015 • FERC Formula recovery mechanism in effect through December 31, 2017

July 30, 2015 5 SCE Capital Expenditures Forecast • No change from prior forecast • Growth driven by infrastructure replacement, reliability investments, distribution resources plan investments and public policy requirements Note: Forecasted capital spending subject to timely receipt of permitting, licensing, and regulatory approvals. Forecast range reflects an average variability of 12% ($ billions) 2015-17 Total Request $4.1 $4.6 $4.4 $13.1 Range $3.6 $4.0 $3.9 $11.5 $4.1 $4.6 $4.4 2015 2016 2017 Distribution Transmission Generation $11.5 – $13.1 billion forecasted capital program 2015-2017

July 30, 2015 6 SCE DRP Capital Expenditure Estimates Time Period Capital Expenditures CPUC Approval Mechanism 2015-2017 Distribution Automation $40-70 million • Proposed memorandum account to record associated revenue requirement until expenditures are authorized by CPUC Substation Automation $30-60 million Communications Systems $7-15 million Technology Platforms and Applications $130-200 million Grid Reinforcement $140-215 million Total $347-560 million 2018-2020 Distribution Automation $185-320 million • Request recovery in 2018 GRC Substation Automation $185-320 million Communications Systems $270-470 million Technology Platforms and Applications $215-375 million Grid Reinforcement $550-1,100 million Total $1,405-2,585 million SCE anticipates capital spending to continue at least in the range of current forecast levels, although could result in higher spending pending CPUC approval in future GRCs

July 30, 2015 7 SCE Rate Base Forecast • No change from prior forecast • FERC rate base includes Construction Work in Progress (CWIP) and is approximately 23% of SCE’s rate base forecast by 2017 • Excludes SONGS regulatory asset ($ billions) Request Range $23.1 $25.0 $26.9 $23.6 $26.0 $28.4 2015 2016 2017 Note: Weighted-average year basis, 2015-2017 CPUC rate base requests and consolidation of CWIP projects. Rate base forecast range reflects capital expenditure forecast range 7-9% average annual rate base growth for 2015-2017

July 30, 2015 8 2015 Financial Assumptions ($ billions) SCE Capital Expenditures SCE Authorized Cost of Capital Other SCE Items CPUC Return on Equity 10.45% CPUC Capital Structure 48% equity 43% debt 9% preferred FERC Return on Equity Comparable to CPUC ROE EIX will provide 2015 earnings guidance after a final decision on the SCE 2015 General Rate Case Distribution $16.0 Transmission 5.4 Generation 2.2 Request $23.6 Range $23.1 Distribution $3.1 Transmission 0.8 Generation 0.2 Request $4.1 Range $3.6 SCE Weighted Average Rate Base • SONGS regulatory asset financing completed January 2015 • Energy efficiency potential up to $0.05 per share • Revenues recorded at 2014 levels until 2015 GRC decision is received (retroactive to January 1, 2015) • $0.16 per share deferred revenues in YTD period for incremental repair deductions pending 2015 GRC decision

July 30, 2015 9 EIX Strategy Should Produce Superior Value Sustainable Earnings and Dividend Growth Positioned for Transformative Change Rate Base and Core Earnings Growth • 7 – 9% average annual rate base growth through 2017 Constructive Regulatory Structure • Decoupling • Balancing accounts • Forward-looking ratemaking Sustainable Dividend Growth • Target payout ratio: 45-55% of SCE core earnings • Returning to target payout ratio in steps over time produces above industry-average dividend growth SCE Focus on Lower-Risk Energy Delivery • Wires assets represent over 90% of utility plant as of December 31, 20141 SCE Growth Drivers Beyond 2017 • Public safety and reliability • Distribution Resources Plan • Electric vehicle charging and storage • State environmental policy • Transmission Edison Energy Competitive Strategy • Integrate emerging technologies and business models to expand electrification and serve commercial and industrial customers 1. Includes assets classified as transmission, distribution and general plant

July 30, 2015 10 Appendix

July 30, 2015 11 SCE Customer Demand Trends Kilowatt-Hour Sales (millions of kWh) Residential Commercial Industrial Public authorities Agricultural and other Subtotal Resale Total Kilowatt-Hour Sales Customers Residential Commercial Industrial Public authorities Agricultural Railroads and railways Interdepartmental Total Number of Customers Number of New Connections Area Peak Demand (MW) 2012 30,563 40,541 8,504 5,196 1,676 86,480 1,735 88,215 4,321,171 549,855 10,922 46,493 21,917 83 24 4,950,465 22,866 21,996 2011 29,631 39,622 8,490 5,206 1,318 84,267 3,071 87,338 4,301,969 546,936 11,370 46,684 22,086 82 22 4,929,149 19,829 22,443 2013 29,889 40,649 8,472 5,012 1,885 85,907 1,490 87,397 4,344,429 554,592 10,584 46,323 21,679 99 23 4,977,729 27,370 22,534 Note: See 2014 Edison International Financial and Statistical Reports for further information 2014 30,115 42,127 8,417 4,990 2,025 87,674 1,312 88,986 4,368,897 557,957 10,782 46,234 21,404 105 22 5,005,401 29,879 23,055 YTD 2015 12,782 20,104 3,792 2,264 864 39,806 414 40,220 4,381,124 559,594 10,893 46,343 21,401 118 22 5,019,495 12,626 N/A

July 30, 2015 12 SCE 2015 CPUC General Rate Case November 2013, 2015 GRC Application A.13-11-003 sets 2015 – 2017 base revenue requirement • Includes operating costs and CPUC jurisdictional capital • Excludes fuel and purchased power (and other utility cost-recovery activities), cost of capital, and FERC jurisdictional transmission 2015 revenue requirement request of $5.512 billion • $121 million decrease from presently authorized base rates based on May 11th update filing • Post test year requested year-over-year increase of $236 million in 2016 and additional increase of $320 million in 2017 Request consistent with SCE strategy to ramp up infrastructure investment consistent with capital plan while mitigating customer rate impacts through productivity and lower operating costs Current CPUC schedule does not specify a proposed decision timeframe Nov 12 GRC Application Aug 18 Intervener Testimony Sept 29 Evidentiary Hearings 2013 2014 Feb 11 Prehearing Conference Jan 13 Update Hearing 2015 Aug 4 ORA Testimony Nov 25 Opening Briefs Dec 11 Reply Briefs Final Decision Expected May 11 Update Filing

July 30, 2015 13 Earnings Non-GAAP Reconciliations ($ millions) Reconciliation of EIX Core Earnings to EIX GAAP Earnings Earnings Attributable to Edison International Core Earnings SCE EIX Parent & Other Core Earnings Non-Core Items SCE EIX Parent & Other Discontinued operations Total Non-Core Basic Earnings Q2 2014 $362 (10) $352 $ − – 184 $184 $536 Q2 2015 $384 (6) $378 $ – 1 – $1 $379 Note: See Use of Non-GAAP Financial Measures in Appendix YTD 2014 $666 (20) $646 $(96) – 162 $66 $712 YTD 2015 $689 (17) $672 $ – 6 – $6 $678

July 30, 2015 14 Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Scott Cunningham, Vice President (626) 302-2540 scott.cunningham@edisonintl.com Allison Bahen, Senior Manager (626) 302-5493 allison.bahen@edisonintl.com